EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in this registration statement on Form S-1 filed by Cornell Corrections, Inc.

/s/  ARTHUR ANDERSEN LLP
     ARTHUR ANDERSEN LLP

Houston, Texas
September 16, 1997